Exhibit 99.1

SCHIFF NUTRITION INTERNATIONAL, INC. ANNOUNCES
FISCAL 2012 FIRST QUARTER RESULTS
–Fiscal 2012 first quarter revenue increased 13%, with branded sales up 25% –

Salt Lake City, Utah, September 13, 2011: Schiff Nutrition International, Inc., (NYSE: WNI), announced results for the fiscal 2012 first quarter ended August 31, 2011.

Tarang Amin, president and chief executive officer, stated: “Our results for the first quarter were strong with revenue increasing 13% over the first quarter of last year.  Our branded business increased 25% and reflects growth across all key brands and the contribution from the recently acquired probiotics business. We continue to focus on five key growth strategies: building premium brands; leading innovation; expanding the channel and geographic footprint of the company; pursuing acquisitions; and driving world-class operations.”

Fiscal First Quarter 2012 Results
For the fiscal 2012 first quarter, Schiff Nutrition’s net sales were $58.2 million, compared to $51.4 million for the same period in fiscal 2011.  The 13% increase reflects growth in all key brands and includes a full quarter of results from the recently acquired probiotics business.  Branded sales results were partially offset by an expected decline in private label business.  Net income for the fiscal 2012 first quarter was $4.7 million, compared to net income of $3.7 million for the same period of fiscal 2011.  Earnings per diluted share were $0.16 for the fiscal 2012 first quarter, compared to $0.13 for the same period in fiscal 2011. Adjusted EBITDA, which is defined as income from operations before depreciation, amortization and stock-based compensation, was $9.5 million for the fiscal 2012 first quarter, compared to Adjusted EBITDA of $7.0 million for the same period of fiscal 2011.

“We are pleased with our fiscal 2012 first quarter financial results. The combination of strong branded growth and the change in sales mix increased the gross profit margin, which grew to 44.9% from 39.5% last year, and contributed to diluted EPS of $0.16 versus $0.13 last year,” concluded Amin.

Company Outlook
The company continues to expect fiscal year 2012 net sales percentage growth of high single-digit to low double-digit. Gross profit percentage is expected to be in the range of 42.0% to 44.0%, reflecting a higher mix of branded sales volume and the launch of new products, together with a significant reduction in the private label business.  Selling and marketing expenses, as a percentage of net sales, are estimated to be in the range of 22.0% to 24.0%.  Other operating expenses are estimated at approximately $23.0 million to $25.0 million.  The company anticipates a very high single-digit operating margin for fiscal 2012.

Conference Call Information
Schiff Nutrition International will hold a conference call today, September 13th at 4:30 p.m. ET.  The event will be webcast at http://www.schiffnutrition.com/press_conference_calls.asp.  The webcast replay will be available for 90 days.  If you do not have Internet access, the dial-in number will be 866-783-2143 for domestic callers and 857-350-1602 for international callers.  The participant access code is 81481143.  A replay of the call will be available by dialing 888-286-8010 for domestic callers and 617-801-6888 for international callers, and entering access code 43544237.  The telephone replay will be available through September 19, 2011.

Reconciliation of Adjusted EBITDA to Income from Operations
This press release refers to non-GAAP financial measures. The Company defines "Adjusted EBITDA" as income from operations before depreciation, amortization and stock-based compensation. This non-GAAP financial measure is not prepared in accordance with generally accepted accounting principles (GAAP) and may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. A reconciliation of the non-GAAP measure to the comparable GAAP measure is included in the attached financial tables. Management believes the presentation of Adjusted EBITDA is relevant and useful because Adjusted EBITDA is a measurement industry analysts utilize when evaluating the Company’s operating performance. Management also believes Adjusted EBITDA enhances an investor's understanding of the Company’s results of operations because it measures the Company’s operating performance exclusive of non-cash charges for depreciation, amortization and stock-based compensation.  Management also provides this non-GAAP measurement as a way to help investors better understand the Company’s core operating performance, enhance comparisons of the Company’s core operating performance from period to period and to allow better comparisons of the Company’s operating performance to that of its competitors.

About Schiff Nutrition
Schiff Nutrition International, Inc. develops, manufactures, markets and distributes branded and private label vitamins, nutritional supplements and nutrition bars in the United States and throughout the world.  Schiff’s portfolio of well-known brands includes Schiff Move Free®, Schiff® Vitamins, Schiff MegaRed®, Schiff Mega-D3®, Tiger's Milk®, Schiff Sustenex®, and Schiff Digestive Advantage®.  To learn more about Schiff, please visit the web site www.schiffnutrition.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are based on management’s beliefs and assumptions, current expectations, estimates, and projections.  These statements, including those under the heading “Company Outlook,” are subject to known and unknown risks and uncertainties, certain of which are beyond the company’s ability to control or predict, and therefore, actual results may differ materially.  For example, statements concerning Schiff Nutrition’s financial condition, possible or expected results of operations, commercialization of new products, growth opportunities and plans of management are all forward-looking statements.  Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date hereof.  Schiff Nutrition disclaims any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise. You are cautioned not to place undue reliance on these forward-looking statements.

Important factors that may cause actual results of Schiff Nutrition to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to: dependence on sales of Schiff Move Free product and the joint care category, dependence on sales of Schiff MegaRed product, dependence on individual customers, adverse publicity or consumer perception regarding our nutritional supplements and/or their ingredients, similar products distributed by other companies or the nutritional supplement industry generally, the impact of competitive products and pricing pressure (including expansion of private label products), the inability to successfully bid on new and existing private label business, the impact of raw material pricing, availability and quality (particularly relating to joint care products and ingredients from third-party suppliers outside the United States, including China), claims that our products infringe the intellectual property rights of others, the inability to enforce or protect our intellectual property rights and proprietary techniques against infringement, the inability to successfully launch and maintain sales (especially in the joint care and omega-3 categories) outside of the United States while maintaining the integrity of the products sold and complying with local regulations, the inability to appropriately respond to changing consumer preferences and demand for new products, the inability to gain or maintain market distribution for new products or product enhancements, including products in the probiotic space, litigation and government or administrative regulatory action in the United States and internationally, including FDA enforcement and product liability claims, the inability or increased cost to obtain sufficient levels of product liability and general insurance, the inability to comply with existing or new regulations, both in the United States and abroad, and adverse actions regarding product formulation, claims or advertising, product recalls or a significant amount of product returns, dependence on a single manufacturing facility and potential disruptions of our manufacturing operations, the inability to find strategic transaction opportunities or the inability to successfully consummate or integrate a strategic transaction (including the inability to successfully integrate the assets recently acquired from Ganeden), the inability to maintain or attract key personnel, interruptions to our information technology systems, control by our principal stockholders, and other factors indicated from time to time in the company’s SEC reports, copies of which are available upon request from the company’s investor relations department or may be obtained at the SEC's web site (www.sec.gov).  These risks and uncertainties should be carefully considered before making an investment decision with respect to shares of our common stock.

Schiff Nutrition Contact: Joseph W. Baty, CFO (801) 975-5186 email: joeb@schiffnutrition.com www.schiffnutrition.com	IR Agency Contact: Kirsten Chapman / Becky Herrick LHA (415) 433-3777 email: bherrick@lhai.com

– Tables to Follow –

SCHIFF NUTRITION INTERNATIONAL, INC.
CONSOLIDATED CONDENSED STATEMENTS OF INCOME
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended August 31,
	2011	2010

Net sales	$58,238	$51,419
Cost of goods sold	32,083	31,114

Gross profit	26,155	20,305
Operating expenses:
Selling and marketing	11,871	9,284
Other operating expenses	6,531	5,158

Total operating expenses	18,402	14,442

Income from operations	7,753	5,863
Other expense, net	351	47

Income before income taxes	7,402	5,816
Income tax expense	2,699	2,127

Net income	$4,703	$3,689

Weighted average common shares outstanding – diluted	29,457	29,114

Net income per share – diluted	$0.16	$0.13

— More —

SCHIFF NUTRITION INTERNATIONAL, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(in thousands)
(unaudited)

	August 31,	May 31,
	2011	2011

Cash and cash equivalents	$49,243	$39,547
Available-for-sale securities	5,540	5,938
Receivables, net	27,479	27,339
Inventories	38,655	34,923
Other current assets	5,297	4,812

Total current assets	126,214	112,559

Property and equipment, net	14,291	14,219

Other assets, net:
Intangible assets and goodwill	40,440	4,346
Other assets	1,370	1,442

Total other assets, net	41,810	5,788

Total assets	$182,315	$132,566

Line-of-credit	$40,000	$—
Other current liabilities	38,089	32,938

Total current liabilities	78,089	32,938

Long-term liabilities	3,027	3,168

Stockholders’ equity	101,199	96,460

Total liabilities & stockholders’ equity	$182,315	$132,566

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SCHIFF NUTRITION INTERNATIONAL, INC.
ADJUSTED EBITDA RECONCILIATION
(in thousands)
(unaudited)

	Three Months Ended August 31,
	2011	2010

Income from operations	$7,753	$5,863

Depreciation	952	808

Amortization	267	—

Stock based compensation, non-cash	525	339

Adjusted EBITDA	$9,497	$7,010

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